                                                                    EXHIBIT 4.3

                  (FORM OF FACE OF CORPORATE UNITS CERTIFICATE)

            [For inclusion in Global Certificates only - THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS THE NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

No. _________                                                 CUSIP No.
Number of Corporate Units:  ___________________

                                ALBERTSON'S, INC.
                                 Corporate Units

            This Corporate Units Certificate certifies that [Cede & Co.] is the registered Holder of the number of Corporate Units set forth above [for inclusion in Global Certificates only - or such other number of Corporate Units reflected in the Schedule of Increases or Decreases in the Global Certificate attached hereto]. Each Corporate Unit consists of (i) either (a) a 1/40, or 2.5%, beneficial ownership interest of the Holder in one Senior Note due 2009 (the "SENIOR NOTE") of Albertson's, Inc., a Delaware corporation (the "COMPANY"), subject to the Pledge of such Senior Note by such Holder pursuant to the Pledge Agreement, or (b) upon the occurrence of a Special Event Redemption prior to the Purchase Contract Settlement Date or a Successful Remarketing of the Senior Notes prior to the Final Remarketing Date, the Applicable Ownership Interests, subject to the pledge of the appropriate Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio by such Holder pursuant to the Pledge Agreement, and (ii) the rights and obligations of the Holder under one


                                      1
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Purchase Contract with the Company. All capitalized terms used herein which are defined in the Purchase Contract Agreement (as defined on the reverse hereof) have the meaning set forth therein.

            Pursuant to the Pledge Agreement, the Senior Notes or the appropriate Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio, as the case may be, constituting part of each Corporate Unit evidenced hereby have been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase Contract comprising part of such Corporate Unit.

            The Pledge Agreement provides that all payments of the principal amount with respect to any of the Pledged Senior Notes (as defined in the Pledge Agreement) or the appropriate Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio, as the case may be, or interest or distributions on any Pledged Senior Notes or the appropriate Applicable Ownership Interests (as specified in clause (ii) of the definition of such term) in the Treasury Portfolio, as the case may be, constituting part of the Corporate Units received by the Securities Intermediary shall be paid by wire transfer in same day funds (i) in the case of (A) interest on Pledged Senior Notes or distributions with respect to the appropriate Applicable Ownership Interests (as specified in clause (ii) of the definition of such term) in the Treasury Portfolio, as the case may be, and (B) any payments of the principal amount of any Senior Notes or with respect to the appropriate Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio, as the case may be, that have been released from the Pledge pursuant to the Pledge Agreement, to the Purchase Contract Agent to the account designated by the Purchase Contract Agent, no later than 2:00 p.m., New York City time, on the Business Day such payment is received by the Securities Intermediary (provided that in the event such payment is received by the Securities Intermediary on a day that is not a Business Day or after 12:30 p.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30 a.m., New York City time, on the next succeeding Business Day) and (ii) in the case of payments with respect to the principal amount of the Pledged Senior Notes or with respect to the appropriate Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio, to the Company on the Purchase Contract Settlement Date (as described herein) in accordance with the terms of the Pledge Agreement, in full satisfaction of the respective obligations of the Holders of the Corporate Units of which such Pledged Senior Notes or the Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio, as the case may be, are a part under the Purchase Contracts forming a part of such Corporate Units. Interest on the Senior Notes and distributions on the appropriate Applicable Ownership Interests (as specified in clause (ii) of the definition of such term) in the Treasury Portfolio, as the case may be, forming part of a Corporate Units evidenced hereby, which are payable quarterly in arrears on February 16, May 16, August 16, and November 16 of each year, commencing [ ] (a "PAYMENT DATE"), shall, subject to receipt thereof by the Purchase Contract Agent from the Securities Intermediary, be paid to the Person in whose name this Corporate Units Certificate (or a Predecessor Corporate Units Certificate) is registered at the close of business on the Record Date for such Payment Date.

            Each Purchase Contract evidenced hereby obligates the Holder of this Corporate Units Certificate to purchase, and the Company to sell, on May 16, 2007 (the "PURCHASE


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CONTRACT SETTLEMENT DATE"), at a price equal to $25 (the "PURCHASE PRICE"), a number of newly issued shares of common stock, par value $1.00 per share ("COMMON STOCK"), of the Company, equal to the Settlement Rate, unless on or prior to the Purchase Contract Settlement Date there shall have occurred a Termination Event or an Early Settlement or Cash Merger Early Settlement with respect to such Purchase Contract, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. The purchase price (the "PURCHASE PRICE") for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Purchase Contract Settlement Date by application of payment received in respect of the principal amount with respect to any Pledged Senior Notes pursuant to the Remarketing or the appropriate Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio, as the case may be, pledged to secure the obligations under such Purchase Contract of the Holder of the Corporate Units of which such Purchase Contract is a part.

            Each Purchase Contract evidenced hereby obligates the holder to agree, for United States federal, state and local income and franchise tax purposes, to (i) treat an acquisition of the Corporate Units as an acquisition of the Senior Notes and Purchase Contracts constituting the Corporate Units and
(ii) treat itself as owner of the applicable interest in the Collateral Account, including the Senior Notes and the Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio.

            The Company shall pay, on each Payment Date, in respect of each Purchase Contract forming part of a Corporate Unit evidenced hereby, an amount (the "CONTRACT ADJUSTMENT PAYMENTS") equal to [ ]% per year of the Stated Amount. Such Contract Adjustment Payments shall be payable to the Person in whose name this Corporate Units Certificate is registered at the close of business on the Record Date for such Payment Date.

            Interest on the Senior Notes and distributions on the Applicable Ownership Interests (as specified in clause (ii) of the definition of such term) and the Contract Adjustment Payments will be payable at the office of the Purchase Contract Agent in New York City. If the book-entry system for the Corporate Units has been terminated, the Contract Adjustment Payments will be payable, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person's address as it appears on the Security Register, or by wire transfer to the account designated by such Person by a prior written notice to the Purchase Contract Agent.

            Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless the certificate of authentication hereon has been executed by the Purchase Contract Agent by manual signature, this Corporate Units Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.


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            IN WITNESS WHEREOF, the Company and the Holder specified above have caused this instrument to be duly executed.

                                         ALBERTSON'S, INC.


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                         HOLDER SPECIFIED ABOVE (as to
                                         obligations of such Holder under the
                                         Purchase Contracts)


                                         By: U.S. BANK TRUST NATIONAL
                                             ASSOCIATION, not individually but
                                             solely as attorney-in-fact of such
                                             Holder


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:


Date:
     ------------------------------------


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                          CERTIFICATE OF AUTHENTICATION
                           OF PURCHASE CONTRACT AGENT

            This is one of the Corporate Units Certificates referred to in the within mentioned Purchase Contract Agreement.

                                       By: U.S. BANK TRUST NATIONAL ASSOCIATION,
                                           as Purchase Contract Agent


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


Date:
     ------------------------------------

                (FORM OF REVERSE OF CORPORATE UNITS CERTIFICATE)

      Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of [ ], 2004 (as may be supplemented from time to time, the "PURCHASE CONTRACT AGREEMENT"), between the Company and U.S. Bank Trust National Association, as Purchase Contract Agent (including its successors hereunder, the "PURCHASE CONTRACT AGENT"), to which Purchase Contract Agreement and supplemental agreements thereto reference, is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Company, and the Holders and of the terms upon which the Corporate Units Certificates are, and are to be, executed and delivered.

      Each Purchase Contract evidenced hereby obligates the Holder of this Corporate Units Certificate to purchase, and the Company to sell, on the Purchase Contract Settlement Date at a price equal to $25 (the "PURCHASE PRICE"), a number of shares of Common Stock equal to the Settlement Rate, unless an Early Settlement, a Cash Merger Early Settlement or a Termination Event with respect to the Units of which such Purchase Contract is a part shall have occurred. The "SETTLEMENT RATE" is equal to:

            (1) if the Adjusted Applicable Market Value (as defined below) is greater than or equal to $[ ] (the "THRESHOLD APPRECIATION PRICE"), [ ] shares of Common Stock per Purchase Contract, (such number of shares, as adjusted from time to time pursuant to Section 5.04, the "MINIMUM SHARE NUMBER");

            (2) if the Adjusted Applicable Market Value is less than the Threshold Appreciation Price but greater than $[ ] (the "REFERENCE PRICE"), the number of shares of Common Stock per Purchase Contract having a value equal to the Stated Amount divided by the Adjusted Applicable Market Value; and

            (3) if the Adjusted Applicable Market Value is less than or equal to the Reference Price, [ ] shares of Common Stock per Purchase Contract, (such number of shares, as adjusted from time to time pursuant to Section 5.04, the "MAXIMUM SHARE NUMBER"), in each case subject to adjustment as provided in the Purchase Contract Agreement (and in each case rounded upward or downward to the nearest 1/10,000th of a share).

      No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in Section 5.09 of the Purchase Contract Agreement.

      Each Purchase Contract evidenced hereby, which is settled through Early Settlement or Cash Merger Early Settlement, shall obligate the Holder of the related Corporate Units to purchase at the Purchase Price, and the Company to sell, a number of newly issued shares of Common Stock equal to the Early Settlement Rate (in the case of an Early Settlement) or applicable Settlement Rate (in the case of a Cash Merger Early Settlement).

      The "ADJUSTED APPLICABLE MARKET VALUE" means (i) prior to any adjustment pursuant to paragraph (i), (ii), (iii), (iv), (v), (vi), (vii) or (x) of Section 5.04(a) of the Purchase Contract Agreement, the Applicable Market Value, and
(ii) at the time of and after any


                                      6
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adjustment of the Fixed Settlement Rate pursuant to paragraph (i), (ii), (iii),
(iv), (v), (vi), (vii) or (x) of Section 5.04(a) of the Purchase Contract Agreement, the Applicable Market Value multiplied by a fraction, the numerator of which shall be the Fixed Settlement Rate immediately after such adjustment pursuant to paragraph (i), (ii), (iii), (iv), (v), (vi), (vii) or (x) of Section 5.04(a) of the Purchase Contract Agreement and the denominator of which shall be the Fixed Settlement Rate immediately prior to such adjustment; provided, however, that if such adjustment to the Fixed Settlement Rate is required to be made pursuant to the occurrence of any of the events contemplated by paragraph
(i), (ii), (iii), (iv), (v), (vi), (vii) or (x) of Section 5.04(a) of the Purchase Contract Agreement during the period taken into consideration for determining the Applicable Market Value, appropriate and customary adjustments shall be made to the Fixed Settlement Rate.

      The "APPLICABLE MARKET VALUE" means the average of the Closing Price per share of Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date.

      The "CLOSING PRICE" per share of Common Stock on any date of determination means:

            (1) the closing sale price as of the close of the principal trading session (or, if no closing price is reported, the last reported sale price) per share on the New York Stock Exchange, Inc. (the "NYSE") on such date;

            (2) if Common Stock is not listed for trading on the NYSE on any such date, the closing sale price (or, if no closing price is reported, the last reported sale price) per share as reported in the composite transactions for the principal United States national or regional securities exchange on which Common Stock is so listed;

            (3) if Common Stock is not so listed on a United States national or regional securities exchange, the last closing sale price per share as reported by the Nasdaq National Market, Inc.;

            (4) if Common Stock is not so reported by the Nasdaq National Market, Inc., the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization; or

            (5) if the bid price referred to above is not available, the market value of Common Stock on such date as determined by a nationally recognized independent investment banking firm retained by the Company for purposes of determining the Closing Price.

      A "TRADING DAY" means a day on which Common Stock (1) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (2) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of Common Stock.

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      In accordance with the terms of the Purchase Contract Agreement, the
Holder of this Corporate Units Certificate may pay the Purchase Price for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby by effecting a Cash Settlement, an Early Settlement or, if applicable, a Cash Merger Early Settlement or from the proceeds of the Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio or a Remarketing of the related Pledged Senior Notes. Unless the Treasury Portfolio has replaced the Senior Notes as a component of Corporate Units, a Holder of Corporate Units who (1) does not, on or prior to 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date, notify the Purchase Contract Agent of its intention to effect a Cash Settlement, or who does so notify the Purchase Contract Agent but fails to make an effective Cash Settlement on or prior to 5:00 p.m. (New York City time) on the fourth Business Day immediately preceding the Purchase Contract Settlement Date, or (2) on or prior to 5:00 p.m. (New York City time) on the fifth Business Day prior to the Purchase Contract Settlement Date, does not make an effective Early Settlement, shall pay the Purchase Price for the shares of Common Stock to be delivered under the related Purchase Contract from the proceeds of the sale of the related Pledged Senior Notes held by the Collateral Agent in the Remarketing unless the Holder has previously made a Cash Merger Early Settlement. Unless the Treasury Portfolio has replaced the Senior Notes as a component of Corporate Units, such sale will be made by the Remarketing Agent pursuant to the terms of the Remarketing Agreement on the Final Remarketing Date. If the Treasury Portfolio has replaced the Senior Notes as a component of Corporate Units, a Holder of Corporate Units who does not notify the Purchase Contract Agent, on or prior to 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date of its intention to effect a Cash Settlement shall pay the Purchase Price for the shares of Common Stock to be delivered under the related Purchase Contract from the proceeds at maturity of the Applicable Ownership Interests (as defined in clause (i) of the definition of such term) in the Treasury Portfolio.

      As provided in the Purchase Contract Agreement, upon the occurrence of a Failed Final Remarketing, unless a Holder of a Pledged Senior Note has notified the Purchase Contract Agent of his intent to effect a Cash Settlement of the Purchase Contract and delivered the Purchase Price to the Collateral Agent pursuant to Section 5.02(e)(ii) of the Purchase Contract Agreement, such Holder shall be deemed to have exercised such Holder's Put Right and to have elected to pay the Purchase Price under the Purchase Contract out of a portion of the proceeds from the Put Right in full satisfaction of such Holder's obligations under the Purchase Contract. In the event of the Company's failure to pay the Put Price when due, the Company shall be deemed to have netted such Holder's obligation to pay the Company the Purchase Price under the Purchase Contracts against the Company's obligation to pay the Put Price, in full satisfaction of such Holder's obligation under the Purchase Contracts.

      The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment of the aggregate Purchase Price for the shares of Common Stock to be purchased thereunder in the manner set forth in the Purchase Contract Agreement.

      Under the terms of the Pledge Agreement and the Purchase Contract Agreement, the Purchase Contract Agent will be entitled to exercise the voting and any other consensual

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rights pertaining to the Pledged Senior Notes, but only to the extent instructed in writing by the Holders. Upon receipt of notice of any meeting at which holders of Senior Notes are entitled to vote or upon any solicitation of consents, waivers or proxies of holders of Senior Notes, the Purchase Contract Agent shall, as soon as practicable thereafter, mail, first class, postage pre-paid, to the Corporate Units Holders a notice:

            (1) containing such information as is contained in the notice or solicitation;

            (2) stating that each Holder on the record date set by the Purchase Contract Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of Senior Notes, as the case may be, entitled to vote) shall be entitled to instruct the Purchase Contract Agent as to the exercise of the voting rights pertaining to the Senior Notes underlying such Holder's Corporate Units; and

            (3) stating the manner in which such instructions may be given.

Upon the written request of the Corporate Units Holders on such record date received by the Purchase Contract Agent at least six days prior to such meeting, the Purchase Contract Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum aggregate principal amount of Senior Notes, as the case may be, as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of a Corporate Unit, the Purchase Contract Agent shall abstain from voting the Senior Note evidenced by such Corporate Unit. The Company hereby agrees, if applicable, to solicit Holders of Corporate Units to timely instruct the Purchase Contract Agent in order to enable the Purchase Contract Agent to vote the Senior Notes. The Holders of Corporate Units shall have no voting or other rights in respect of Common Stock.

      Upon the occurrence of a Special Event Redemption, the Collateral Agent shall surrender the Pledged Senior Notes against delivery of an amount equal to the aggregate Redemption Price of the Pledged Senior Notes and shall deposit the funds in the Collateral Account in exchange for the Pledged Senior Notes. Thereafter, pursuant to the terms of the Pledge Agreement, the Collateral Agent shall cause the Securities Intermediary to apply an amount equal to the aggregate Redemption Amount of such funds to purchase on behalf of the Holders of Corporate Units the Treasury Portfolio and promptly (a) transfer the Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio to the Collateral Account to secure the obligations of each Holder of Corporate Units to purchase shares of Common Stock under the Purchase Contracts constituting a part of such Corporate Units, (b) transfer the Applicable Ownership Interests (as specified in clause (ii) of the definition of such term) in the Treasury Portfolio to the Purchase Contract Agent for the benefit of the Holders of such Corporate Units and (c) remit the remaining portion of such funds to the Purchase Contract Agent for payment to the Holders of such Corporate Units.

      Upon the occurrence of a Successful Remarketing of Senior Notes prior to the Final Remarketing Date, pursuant to the terms of the Remarketing Agreement, the Remarketing Agent will apply an amount equal to the Treasury Portfolio Purchase Price to purchase on behalf of the Holders of Corporate Units, the Treasury Portfolio, and, after deducting all or a portion of the Remarketing Fee to the extent permitted under the terms of the Remarketing Agreement,

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promptly remit the remaining portion of such proceeds of such Successful
Remarketing to the Purchase Contract Agent for payment to the Holders of such Corporate Units.

      Following the occurrence of (i) a Special Event Redemption prior to the Purchase Contract Settlement Date, or (ii) a Successful Remarketing of the Senior Notes prior to the Final Remarketing Date, the Holders of Corporate Units and the Collateral Agent shall have such security interest rights and obligations with respect to the Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio as the Holder of Corporate Units and the Collateral Agent had in respect of the Senior Notes, as the case may be, subject to the Pledge of the Applicable Ownership Interest (as specified in clause (i) of the definition of such term) as provided in the Pledge Agreement and any reference herein to the Senior Notes shall be deemed to be a reference to such Treasury Portfolio.

      The Corporate Units Certificates are issuable only in registered form and only in denominations of a single Corporate Unit and any integral multiple thereof. The transfer of any Corporate Units Certificate will be registered and Corporate Units Certificates may be exchanged as provided in the Purchase Contract Agreement. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Purchase Contract Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. A Holder who elects to substitute a Treasury Security for a Senior Note, thereby creating Treasury Units, shall be responsible for any fees or expenses payable in connection therewith. Except as provided in the Purchase Contract Agreement, for so long as the Purchase Contract underlying a Corporate Units remains in effect, such Corporate Units shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Corporate Units in respect of the Senior Notes and Purchase Contract constituting such Corporate Units may be transferred and exchanged only as a Corporate Unit.

      Unless the Treasury Portfolio has replaced the Senior Notes as a component of the Corporate Units, and subject to the conditions set forth in the Purchase Contract Agreement, the Holder of Corporate Units may substitute, at any time on or prior to 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date, for the Pledged Senior Notes securing such Holder's obligations under the related Purchase Contracts, Treasury Securities in an aggregate principal amount at maturity equal to the aggregate principal amount of the Pledged Senior Notes in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. From and after such Collateral Substitution, each Unit for which such Pledged Treasury Securities secures the Holder's obligation under the Purchase Contract shall be referred to as a "TREASURY UNIT". A Holder may make such Collateral Substitution only in integral multiples of 40 Corporate Units for 40 Treasury Units.

      If the Treasury Portfolio has replaced the Senior Notes as a component of the Corporate Units, a Holder may, at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date, substitute Treasury Securities for the Applicable Ownership Interests in the Treasury Portfolio, but only in integral multiples of [ ] Corporate Units. In such an event, the Holder shall transfer Treasury Securities to the Collateral

Agent, and the Purchase Contract Agent shall instruct the Collateral Agent to release the Pledge and transfer to the Holder the appropriate Applicable Ownership Interests in the Treasury Portfolio.

      The Company shall pay, on each Payment Date, the Contract Adjustment Payments payable in respect of each Purchase Contract to the Person in whose name the Corporate Units Certificate evidencing such Purchase Contract is registered at the close of business on the Record Date for such Payment Date. Contract Adjustment Payments will be payable at the office of the Purchase Contract Agent in New York City. If the book-entry system for the Corporate Units has been terminated, the Contract Adjustment Payments will be payable, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person's address as it appears on the Security Register, or by wire transfer to the account designated by such Person by a prior written notice to the Purchase Contract Agent.

      The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Contract Adjustment Payments, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Purchase Contract Agent or the Company, if, on or prior to the Purchase Contract Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Purchase Contract Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Security Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Pledged Senior Notes or the appropriate Applicable Ownership Interests (as specified in clause (i) of the definition of such term) (as defined in the Pledge Agreement) in the Treasury Portfolio, as the case may be, from the Pledge in accordance with the provisions of the Pledge Agreement. A Corporate Unit shall thereafter represent the right to receive the Senior Note or the appropriate Applicable Ownership Interests in the Treasury Portfolio forming a part of such Corporate Unit in accordance with the terms of, and except as set forth in, the Purchase Contract Agreement and the Pledge Agreement.

      Subject to and upon compliance with the provisions of the Purchase Contract Agreement, at the option of the Holder thereof, Purchase Contracts underlying Units may be settled early ("EARLY SETTLEMENT") at any time on or prior to 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date as provided in the Purchase Contract Agreement. In order to exercise the right to effect Early Settlement with respect to any Purchase Contract evidenced by this Certificate, the Holder of this Corporate Units Certificate shall deliver to the Purchase Contract Agent at the Corporate Trust Office prior to the time specified in the Purchase Contract Agreement an Election to Settle Early form set forth below duly completed and accompanied by payment in the form of immediately available funds payable to the order of the Company in an amount (the "EARLY SETTLEMENT AMOUNT") equal to the sum of:

                  (i) the product of (A) the Stated Amount times (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement, plus

                  (ii) if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date next preceding any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments payable on such Payment Date with respect to such Purchase Contracts.

      Upon Early Settlement of Purchase Contracts by a Holder of the related Units, the Pledged Senior Notes or Pledged Applicable Ownership Interests (as specified in clause (i) of the definition of such term) underlying such Units shall be released from the Pledge as provided in the Pledge Agreement and the Holder shall be entitled to receive a number of newly issued shares of Common Stock adjusted in the same manner and at the same time as the Settlement Rate is adjusted (the "EARLY SETTLEMENT RATE").

      Upon the occurrence of a Cash Merger, a Holder of Corporate Units may effect Cash Merger Early Settlement of the Purchase Contract underlying such Corporate Units pursuant to the terms of Section 5.04(b)(ii) of the Purchase Contract Agreement. Upon Cash Merger Early Settlement of Purchase Contracts by a Holder of the related Corporate Units, the Pledged Senior Notes or Pledged Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio underlying such Corporate Units shall be released from the Pledge as provided in the Pledge Agreement.

      Upon registration of transfer of this Corporate Units Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Purchase Contract Agent pursuant to the Purchase Contract Agreement), under the terms of the Purchase Contract Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contracts evidenced by this Corporate Units Certificate. The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

      The Holder of this Corporate Units Certificate, by its acceptance hereof, irrevocably authorizes the Purchase Contract Agent to enter into and perform the related Purchase Contracts forming part of the Corporate Units evidenced hereby on its behalf as its attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, irrevocably authorizes the Purchase Contract Agent to enter into and perform the Purchase Contract Agreement and the Pledge Agreement on its behalf as its attorney-in-fact, and consents to, and agrees to be bound by, the Pledge of such Holder's right, title and interest in and to the Collateral Account, including the Senior Notes or the appropriate Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio, as the case may be, underlying this Corporate Units Certificate pursuant to the Pledge Agreement. The Holder further covenants and agrees that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, payments with respect to the aggregate principal amount of the Pledged Senior Notes or the appropriate Applicable Ownership Interests

(as specified in clause (i) of the definition of such term) in the Treasury Portfolio, as the case may be, on the Purchase Contract Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

      Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

      The Purchase Contracts shall be governed by, and construed in accordance with, the laws of the State of New York.

      Prior to due presentment of this Certificate for registration of transfer, the Company, the Purchase Contract Agent and its Affiliates and any agent of the Company or the Purchase Contract Agent may treat the Person in whose name this Corporate Units Certificate is registered as the owner of the Corporate Units evidenced hereby for the purpose of receiving payments of interest payable on the Senior Notes, receiving payments of Contract Adjustment Payments (subject to any applicable record date), performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Purchase Contract Agent nor any such agent shall be affected by notice to the contrary.

      The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock.

      A copy of the Purchase Contract Agreement is available for inspection at the offices of the Purchase Contract Agent.

                                  ABBREVIATIONS

      The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM:               as tenants in common

UNIF GIFT MIN ACT:     ______________ Custodian _____________
                          (cust)                    (minor)
                       Under Uniform Gifts to Minors Act of

                       ---------------------------------------
TENANT:                as tenants by the entireties

JT TEN: as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            (Please insert Social Security or Taxpayer I.D. or other
                        Identifying Number of Assignee)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  (Please print or type name and address including Postal Zip Code of Assignee)


the within Corporate Units Certificates and all rights thereunder, hereby irrevocably constituting and appointing attorney __________________, to transfer said Corporate Units Certificates on the books of Albertson's, Inc., with full power of substitution in the premises.

Dated:                                         Signature
      --------------------------------------            ------------------------
                                               NOTICE: The
                                               signature to this
                                               assignment must
                                               correspond with
                                               the name as it
                                               appears upon the
                                               face of the within
                                               Corporate Units

                                               Certificates in
                                               every particular,
                                               without alteration
                                               or enlargement or
                                               any change
                                               whatsoever.

Signature Guarantee:
                    ------------------------------------------------------------

                             SETTLEMENT INSTRUCTIONS

      The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after the Purchase Contract Settlement Date of the Purchase Contracts underlying the number of Corporate Units evidenced by this Corporate Units Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Date:
     -----------------                 -----------------------------------------
                                       Signature
                                       Signature Guarantee:
                                                           ---------------------
                                       (if assigned to another person)

If shares are to be registered in the  REGISTERED HOLDER
name of and delivered to a Person
other than the Holder, please (i)      Please print name and address of
print such Person's name and           Registered Holder:
address and (ii) provide a guarantee
of your signature:

------------------------------------    ----------------------------------------
Name                                    Name


------------------------------------    ----------------------------------------
Address                                 Address

------------------------------------    ----------------------------------------

------------------------------------    ----------------------------------------

------------------------------------    ----------------------------------------

Social Security or other
Taxpayer Identification
Number, if any

              ELECTION TO SETTLE EARLY/CASH MERGER EARLY SETTLEMENT

      The undersigned Holder of this Corporate Units Certificate hereby irrevocably exercises the option to effect [Early Settlement] [Cash Merger Early Settlement following a Cash Merger] in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts underlying the number of Corporate Units evidenced by this Corporate Units Certificate specified below. The undersigned Holder directs that a certificate for shares of Common Stock or other securities deliverable upon such [Early Settlement] [Cash Merger Early Settlement] be registered in the name of, and delivered, together with a check in payment for any fractional share and any Corporate Units Certificate representing any Corporate Units evidenced hereby as to which [Early Settlement] [Cash Merger Early Settlement] of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Senior Notes or the appropriate Applicable Ownership Interests in the Treasury Portfolio, as the case may be, deliverable upon such [Early Settlement] [Cash Merger Early Settlement] will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:                            Signature
      ---------------------                -------------------------------------

Signature Guarantee:
                    ---------------------------------

      Number of Units evidenced hereby as to which [Early Settlement] [Cash Merger Early Settlement] of the related Purchase Contracts is being elected:

If shares of Common Stock or                         REGISTERED HOLDER
Corporate Units Certificates are
to be registered in the name of
and delivered to and Pledged
Senior Notes or the Applicable
Ownership Interests in the
Treasury Portfolio, as the case
may be, are to be transferred to
a Person other than the Holder,
please print such Person's name
and address:

                                                     Please print name and
                                                     address of Registered
                                                     Holder:


------------------------------------------           ---------------------------
Name                                                 Name

------------------------------------------           ---------------------------
Address                                              Address

------------------------------------------           ---------------------------

------------------------------------------           ---------------------------

------------------------------------------           ---------------------------



Social Security or other
Taxpayer Identification
Number, if any

Transfer Instructions for Pledged Senior Notes or the Applicable Ownership Interests in the Treasury Portfolio, as the case may be, transferable upon [Early Settlement] [Cash Merger Early Settlement] or a Termination Event:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

            SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

            The following increases or decreases in this Global Certificate have been made:

                                                 Number of
                                              Corporate Units
          Amount of           Amount of      evidenced by this
         increase in         decrease in           Global          Signature of
          Number of           Number of         Certificate         authorized
       Corporate Units     Corporate Units     following such      signatory of
       evidenced by the    evidenced by the     decrease or     Purchase Contract
Date  Global Certificate  Global Certificate      increase            Agent
